Exhibit 10.29

JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of February 20, 2018 (this “Agreement”), by and among Snap Inc. (the “Borrower”), the lender set forth on Schedule I attached hereto (the “Incremental Revolving Loan Lender”) and Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Revolving Credit Agreement, dated as of July 29, 2016 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrower, the Lenders and Issuing Banks from time to time party thereto, and the Administrative Agent;

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may request a New Commitment by entering into a Joinder Agreement with a New Lender; and

WHEREAS, the Incremental Revolving Loan Lender will become a New Lender in respect of the Incremental Revolving Loan Commitment (as defined below) which will become a New Commitment.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

The Incremental Revolving Loan Lender (i) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (iii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto (and the Administrative Agent hereby accepts such appointment); and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

The Incremental Revolving Loan Lender hereby commits to provide its Incremental Revolving Loan Commitment to the Borrower on the following terms and conditions:

1.

Incremental Revolving Loan Commitment.  The New Commitments of the Incremental Revolving Loan Lender (such commitment, the “Incremental Revolving Loan Commitment”) is $50,000,000. The Incremental Revolving Loan Lender agrees to make Revolving Loans to the Borrower from time to time in an aggregate amount up to but not exceeding the Incremental Revolving Loan Commitment, subject to the terms of the Credit Agreement.  Silicon Valley Bank agrees, during the Availability Period, subject to the terms and conditions of the Credit Agreement, to issue

Letters of Credit at the request and for the account of the Borrower or any Subsidiary in the aggregate Dollar Equivalent up to but not exceeding the amount set opposite its name under “Letter of Credit Issuer Sublimit” on Schedule I attached hereto.   On the Effective Date, (a) each of the existing Lenders immediately prior to the Effective Date (the “Existing Lenders”) shall assign to the Incremental Revolving Loan Lender, and the Incremental Revolving Loan Lender shall purchase from each Existing Lender, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans and Letter of Credit Usage outstanding on the Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participation interests in Letter of Credit Usage will be held by Existing Lenders and the Incremental Revolving Loan Lender ratably in accordance with their Revolving Commitments after giving effect to the addition of the Incremental Revolving Loan Commitment to the Revolving Commitments, (b) the Incremental Revolving Loan Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Loan and (c) the Incremental Revolving Loan Lender shall become a Lender for all purposes under the Credit Agreement.  On the Effective Date, the Letter of Credit Issuer Sublimit of each Issuing Bank shall be as set forth on Schedule II attached hereto.

2.	Conditions Precedent.
(a)	This Agreement shall become effective on the date the Administrative Agent has confirmed the satisfaction or waiver of each of the conditions contained in this Section 2 (the “Effective Date”):
(i)

The Administrative Agent shall have received counterparts of this Agreement duly executed and delivered by (1) the Loan Parties, (2) the Administrative Agent, and (iii) the Incremental Revolving Loan Lender;

(ii)

The Borrower shall have paid to the Administrative Agent all expenses payable pursuant to Section 9.03 of the Credit Agreement which have accrued to the Effective Date to the extent invoices therefor have been provided at least one Business Day prior to the Effective Date;

(iii)

The Administrative Agent shall have received the executed legal opinion of Fenwick & West LLP, counsel for the Borrower, in form and substance reasonably satisfactory to Administrative Agent (but in any event limited to a customary enforceability opinion);

(iv)

The Administrative Agent shall have received (1) certified copies of the resolutions of the board of directors of the Borrower approving the transactions contemplated by this Agreement and the execution and delivery of this Agreement and all documents evidencing other necessary organizational action and governmental approvals, if any, with respect to this Agreement and (2) all other documents reasonably requested by the Administrative Agent relating to the organization, existence and good standing of the Borrower and the authorization of the transactions contemplated hereby;

(v)

The representations and warranties of the Borrower set forth in the Loan Documents (including, without limitation, this Agreement) shall be true and correct in all material respects on and as of the Effective Date except that (1) the representations and warranties contained in Section 3.04(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) (subject, in the case of unaudited financial statements furnished pursuant to clause (b), to year-end audit adjustments and the absence of footnotes), respectively, of Section 5.01 of the Credit Agreement, (2) to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date and (3) to the extent that such representations and warranties are already qualified or modified by materiality or words of similar effect in the text thereof, they shall be true and correct in all respects;

(vi)

As of the Effective Date, no Default or Event of Default shall have occurred and be continuing or will result from the execution of this Agreement and the transactions contemplated hereby as of the Effective Date;

(vii)

The Administrative Agent shall have received (1) a certificate, dated the Effective Date and signed on behalf of the Borrower by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (v), (vi) and (x) of this Section 2(a) as of the Effective Date, and (2) a solvency certificate, dated the Effective Date and signed on behalf of the Borrower by the most senior financial officer of the Borrower, certifying that, as of the Effective Date, the Borrower and the Restricted Subsidiaries, taken as a whole, are, and after giving effect to the incurrence of any Indebtedness and obligations being incurred in connection herewith will be, Solvent;

(viii)

The Incremental Revolving Loan Lender shall have received, to the extent reasonably requested at least five Business Days prior to the Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act;

(ix)

The Administrative Agent shall have received a Borrowing Request (it being agreed by the Administrative Agent and the Incremental Revolving Loan Lender that this Agreement shall serve as such Borrowing Request); and

(x)

As of the Effective Date, both before and immediately after giving effect to the Incremental Revolving Loan Commitment, the Borrower and its Restricted Subsidiaries shall have Liquidity of not less than $300,000,000.

(b)The obligation of the Incremental Revolving Loan Lender to make a Loan on the occasion of any Borrowing after the Effective Date is subject to the satisfaction of the conditions set forth in Section 4.02 of the Credit Agreement.

3.

New Lender.  The Incremental Revolving Loan Lender acknowledges and agrees that upon its execution of this Agreement that such Incremental Revolving Loan Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

4.	Eligible Assignee. By its execution of this Agreement, the Incremental Revolving Loan Lender represents and warrants that it is an eligible assignee under Section 9.04(b) of the Credit Agreement.
5.

Notice. For purposes of the Credit Agreement, the initial notice address of the Incremental Revolving Loan Lender shall be the address set forth opposite such Incremental Revolving Loan Lender on Schedule I attached hereto.

6.

Non-US Lenders. The Incremental Revolving Loan Lender shall have delivered herewith to the Administrative Agent such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Incremental Revolving Loan Lender may be required to deliver to the Administrative Agent pursuant to Section 2.14 of the Credit Agreement.

7.

Recordation of the Incremental Revolving Loan Commitment. Upon execution and delivery hereof, the Administrative Agent will record the Incremental Revolving Loan Commitment provided by the Incremental Revolving Loan Lender in the Register.

8.

Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

9.

Credit Agreement Governs. Except as set forth in this Agreement, the Incremental Revolving Loan Commitment and all Revolving Loans borrowed thereunder shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.

10.

Entire Agreement. This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

11.

Reaffirmation by the Borrower.  Without limiting its obligations under or the provisions of the Credit Agreement, the Borrower hereby (a) acknowledges that the term “Obligations” (and terms of similar import used in the Loan Documents) shall include the unpaid principal of, and accrued and unpaid interest on (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) any Revolving Loans incurred under the Incremental Revolving Loan Commitment and (b) affirms and confirms its indemnification obligations and other commitments and obligations under the Credit Agreement and each other Loan Document to which it is a party, in each case after giving effect to this Agreement and the effectiveness of the Incremental Revolving Loan Commitment contemplated hereby.

12.	Effect of this Agreement. This Agreement shall constitute a “Joinder Agreement” and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
13.

GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

14.	CONSENT TO JURISDICTION. THE TERMS AND PROVISIONS OF SECTION 9.09 OF THE CREDIT AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN AS IF FULLY SET FORTH HEREIN.

15.

Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

16.

Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

SNAP INC.

By:  /s/ Andrew Vollero

Name:	Andrew Vollero
Title:	Chief Financial Officer

SILICON VALLEY BANK, as the Incremental Revolving Loan Lender

By:  /s/ Frank O’Brien

Name:	Frank O’Brien

Title:  Vice President

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:  /s/ Lisa Hanson

Name:	Lisa Hanson

Title:    Vice President